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                                                                  EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-93540, 333-24669, 333-25575 and 333-51623 on Form S-3 and Registration
Statement Nos. 33-88202 and 333-78 on Form S-8 of Summit Properties Inc. of our report dated November 20, 1998 with respect to the combined statement of revenues and certain expenses of the Ewing Apartments for the year ended December 31, 1997 appearing in this Current Report on Form 8-K/A-1 of Summit Properties Inc.



DELOITTE & TOUCHE LLP
Charlotte, North Carolina

December 1, 1998